UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2016

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Item.

As previously disclosed by PRA Group, Inc. (the “Company”) in its Form 8-K filed on March 1, 2016, PRA Group Polska sp. z o.o., a wholly owned subsidiary of the Company, announced a public tender offer (the “Offer”) for 100% of the shares of DTP S.A., a Poland-based debt collection company with shares traded on the Warsaw Stock Exchange (“DTP”). As of April 18, 2016, all conditions to the closing of the Offer were satisfied, including approval of the transaction by the Polish competition authority, the tender of at least 80% of the outstanding shares of DTP and the approval by DTP’s shareholders of the dividend payment specified in the Offer. Subscriptions for shares representing 99.73% of DTP's outstanding shares were submitted in response to the Offer. The Company expects to close the Offer during the second quarter of 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

April 19, 2016	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: President, Chief Administrative Officer,
and Interim Chief Financial Officer